Exhibit 99.2

CEOC, LLC

Unaudited Consolidated Condensed Balance Sheets as of

March 31, 2020 and December 31, 2019 and the Unaudited

Consolidated Condensed Statements of Operations, Member’s Equity,

and Cash Flows for the Three Months Ended March 31, 2020 and 2019

CEOC, LLC

INDEX

Page
Unaudited Financial Statements
Consolidated Condensed Balance Sheets	2
Consolidated Condensed Statements of Operations	3
Consolidated Condensed Statements of Member’s Equity	4
Consolidated Condensed Statements of Cash Flows	5

CEOC, LLC

CONSOLIDATED CONDENSED BALANCE SHEETS

(UNAUDITED)

(In millions)	March 31, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$592	$434
Restricted cash	—	6
Receivables, net	235	271
Due from affiliates, net	41	122
Prepayments and other current assets	44	41
Inventories	22	22
Assets held for sale	29	50

Total current assets	963	946
Property and equipment, net	8,141	8,268
Goodwill	2,076	2,115
Intangible assets other than goodwill	1,093	1,137
Investments in and advances to non-consolidated affiliates	—	4
Restricted cash	10	12
Deferred income taxes	1	1
Deferred charges and other assets	400	409

Total assets	$12,684	$12,892

Liabilities and Member’s Equity
Current liabilities
Accounts payable	$83	$112
Due to affiliates, net	4	4
Accrued expenses and other current liabilities	452	497
Interest payable	60	—
Contract liabilities	30	45
Current portion of financing obligations	5	5
Current portion of long-term debt	107	21

Total current liabilities	741	684
Financing obligations	8,511	8,481
Long-term debt	1,805	1,735
Deferred income taxes	256	280
Deferred credits and other liabilities	716	731

Total liabilities	12,029	11,911

Member’s equity
CEOC, LLC member’s equity	644	967
Noncontrolling interests	11	14

Total member’s equity	655	981

Total liabilities and member’s equity	$12,684	$12,892

CEOC, LLC

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
(In millions)	2020	2019
Revenues
Casino	$563	$633
Food and beverage	165	192
Rooms	107	136
Management fees	17	25
Other revenue	65	66
Reimbursed management costs	65	66

Net revenues	982	1,118

Operating expenses
Direct
Casino	351	374
Food and beverage	133	135
Rooms	39	40
Property, general, administrative, and other	241	224
Reimbursable management costs	65	66
Depreciation and amortization	145	141
Impairment of goodwill	38	—
Impairment of tangible and other intangible assets	72	—
Corporate expense	27	48
Other operating costs	3	16

Total operating expenses	1,114	1,044

Income/(loss) from operations	(132)	74
Interest expense	(220)	(226)
Other income/(loss)	15	(2)

Loss before income taxes	(337)	(154)
Income tax benefit	23	24

Net loss	(314)	(130)
Net loss attributable to noncontrolling interests	1	1

Net loss attributable to CEOC, LLC	$(313)	$(129)

CEOC, LLC

CONSOLIDATED CONDENSED STATEMENTS OF MEMBER’S EQUITY

(UNAUDITED)

	CEOC, LLC Member’s Equity
(In millions)	Additional Paid-in- Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total CEOC, LLC Member’s Equity	Noncontrolling Interests	Total Member’s Equity
Balance as of December 31, 2019	$1,989	$(1,020)	$(2)	$967	$14	$981
Net loss	—	(313)	—	(313)	(1)	(314)
Stock-based compensation	6	—	—	6	—	6
Transactions with parent	(3)	—	—	(3)	—	(3)
Other comprehensive loss, net of tax	—	—	(11)	(11)	(2)	(13)
Other	—	(2)	—	(2)	—	(2)

Balance as of March 31, 2020	$1,992	$(1,335)	$(13)	$644	$11	$655

Balance as of December 31, 2018	$1,742	$(489)	$(7)	$1,246	$15	$1,261
Net loss	—	(129)	—	(129)	(1)	(130)
Stock-based compensation	14	—	—	14	—	14
Transactions with parent	2	—	—	2	—	2
Other comprehensive income, net of tax	—	—	3	3	—	3
Distributions to noncontrolling interests	—	—	—	—	(1)	(1)

Balance as of March 31, 2019	$1,758	$(618)	$(4)	$1,136	$13	$1,149

CEOC, LLC

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended March 31,
(In millions)	2020	2019
Cash flows provided by/(used in) operating activities	$36	$(88)

Cash flows from investing activities
Acquisitions of property and equipment, net of change in related payables	(39)	(28)
Insurance proceeds for property damage	—	2

Cash flows used in investing activities	(39)	(26)

Cash flows from financing activities
Proceeds from long-term debt and revolving credit facility	161	—
Repayments of long-term debt	(4)	(4)
Transactions with parent	(3)	2
Distributions to noncontrolling interest owners	—	(1)
Financing obligation payments	(1)	(1)
Other	—	(1)

Cash flows provided by/(used in) financing activities	153	(5)

Net increase/(decrease) in cash, cash equivalents, and restricted cash	150	(119)
Cash, cash equivalents, and restricted cash, beginning of period	452	563

Cash, cash equivalents, and restricted cash, end of period	$602	$444

Supplemental Cash Flow Information:
Cash paid for interest	$129	$149
Non-cash investing and financing activities:
Change in accrued capital expenditures	3	(2)

5